August 23, 2007

Mr. Bruce A. Williamson

79 Wincrest Falls

Cypress, Texas 77429

RE: Fourth Amendment to October 18, 2002 Employment Agreement

Dear Bruce:

Reference is made to your October 18, 2002 Employment Agreement (the "Original Agreement") with Dynegy Inc. (the "Company") as amended effective August 17, 2005, September 15, 2005 and March 16, 2006 (as amended, the "Prior Agreement"). This letter sets forth the Company's agreement with you with respect to amending the Prior Agreement as set forth in this Fourth Amendment to the Original Agreement (the "Fourth Amendment").

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you and the Company agree to amend the Prior Agreement as provided herein.

Paragraph 2(a) of the Prior Agreement is hereby amended and restated in its entirety as follows:

"(a) Unless earlier terminated as provided for herein, the term of this Agreement commenced on the date of execution of the Second Amendment to the Original Agreement and shall end on December 31, 2007 (such period, and any extensions thereof pursuant to the next succeeding sentence, the 'Term'). At the time the Term would otherwise expire, the Term shall automatically be extended for an additional one (1) year period unless either the Company or you provide written notice not less than thirty (30) days prior to the date on which this Agreement would otherwise be automatically extended that such party is electing not to so extend the Term."

The provisions of this Fourth Amendment, when executed, shall constitute an agreement supplemental to and in amendment of the Prior Agreement, and shall be construed with and as a part of the Prior Agreement. Except as modified and expressly amended by this Fourth Amendment, the Prior Agreement is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

If the foregoing reflects your understanding of the terms amending your Prior Agreement with the Company, please execute this Fourth Amendment in the space provided below and return a copy to me.

DYNEGY INC.

By: /s/ J. Kevin Blodgett

J. Kevin Blodgett

General Counsel and

Executive Vice President, Administration

AGREED AND ACCEPTED this 23rd day

of August, 2007

/s/ Bruce A. Williamson

Bruce A. Williamson

Chairman and Chief Executive Officer